Exhibit 99.2

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0) 1256 894000 Fax +44 (0) 1256 894708 www.shire.com

Press Release

20 February 2007

Shire plc ("Shire" or the "Company")

RESULT OF EQUITY PLACING

Shire is pleased to announce the successful completion of the placing announced earlier today (the "Placing").

A total of 42,883,721 new ordinary shares of 5 pence each in Shire (the "Placing Shares") have been placed at a price of 1075 pence per Placing Share, raising gross proceeds of approximately $900 million (£461 million). The Placing Shares being issued represent approximately 8.4 per cent. of Shire's issued ordinary share capital prior to the Placing.

The Placing Shares will, when issued, be credited as fully paid and will rank equally in all respects with the existing issued ordinary shares of 5 pence each in the capital of the Company including the right to receive all future dividends and other distributions declared, made or paid in respect of such ordinary shares after the date of issue of the Placing Shares.

The securities offered have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the U.S. Securities Act of 1933.

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160

	Brian Piper (North America)	+1 484 595 8252

Media	Jessica Mann (Rest of the World)	+44 1256 894 280

	Matthew Cabrey (North America)	+1 484 595 8248

Registered in England 5492592 Registered Office as above

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results.

Shire’s focused strategy is to develop and market products for specialty physicians. Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to: risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to the impact of those on Shire’s ADHD franchise; patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise; government regulation and approval, including but not limited to the expected product approval dates of SPD503 (guanfacine extended release) (ADHD), SPD465 (extended release of mixed amphetamine salts) (ADHD), and VYVANSE (NRP104) (lisdexamfetamine dimesylate) (ADHD), including its scheduling classification by the Drug Enforcement Administration in the United States; Shire’s ability to complete, and achieve anticipated benefits from the acquisition of New River Pharmaceuticals; Shire’s ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire’s filings with the Securities and Exchange Commission.